Exhibit 4.2

AMENDING AGREEMENT TO
MASTER DEFINITIONS AND CONSTRUCTION AGREEMENT

THIS AMENDING AGREEMENT TO MASTER DEFINITIONS AND CONSTRUCTION AGREEMENT (this “Agreement”) is made as of the 4th day of December, 2014.

BETWEEN:

a)	THE BANK OF NOVA SCOTIA, a bank named in Schedule I to the Bank Act, whose executive office is at Scotia Plaza, 44 King Street West, Toronto, Ontario, M5H 1H1, in its capacity as the Issuer, the Seller, the Servicer, the Cash Manager, the Account Bank, the GDA Provider, the Intercompany Loan Provider, the Interest Rate Swap Provider and the Covered Bond Swap Provider;
b)	THE BANK OF NOVA SCOTIA, LONDON BRANCH, acting through its office at 201 Bishopsgate, London EC2M 3NS, in its capacity as the Principal Paying Agent, a Registrar and a Transfer Agent;
c)	THE BANK OF NOVA SCOTIA - NEW YORK AGENCY, acting through its office at 250 Vesey Street New York, NY 10281, in its capacity as a Paying Agent, a Registrar, a Transfer Agent and the Exchange Agent;
d)	SCOTIABANK COVERED BOND GUARANTOR LIMITED PARTNERSHIP, a limited partnership formed under the laws of the Province of Ontario, whose registered office is at 100 King Street West, Suite 6100, 1 First Canadian Place, Toronto, Ontario, M5X 1B8, by its managing general partner, Scotiabank Covered Bond GP Inc. (in its capacity as the Guarantor);
e)	Scotiabank Covered Bond GP Inc., a corporation incorporated under the laws of Canada whose registered office is located at 100 King Street West, Suite 6100, 1 First Canadian Place, Toronto, Ontario, M5X 1B8, in its capacity as Managing General Partner;
f)	8429057 CANADA INC. a corporation incorporated under the laws of Canada whose registered office is located at 100 King Street West, Suite 6100, 1 First Canadian Place, Toronto, Ontario, M5X 1B8, in its capacity as Liquidation General Partner;
g)	COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada, whose registered office is at 100 University Avenue, 11th Floor, North Tower, Toronto, Ontario M5J 2Y1, in its capacity as Bond Trustee and Custodian; and
h)	KPMG LLP, a limited liability partnership under the laws of the Province of Ontario, whose registered office is at Bay Adelaide Centre, 333 Bay Street, Suite 4600, Toronto, Ontario, M5H 2S5, in its capacity as Cover Pool Monitor.
i)	BTA INSTITUTIONAL SERVICES AUSTRALIA LIMITED, a trust company incorporated under the laws of New South Wales, in its capacity as a Paying Agent and a Registrar with respect to the Australian Covered Bonds.

WHEREAS certain of the parties hereto entered into an amended and restated master definitions and construction agreement made as of September 24, 2013, as amended by amending agreements dated as of July 10, 2014 and August 15, 2014 (as so amended, the “Master Definitions and Construction Agreement”);

AND WHEREAS (i) BTA Institutional Services Australia Limited has become a Paying Agent and Registrar with respect to the Australian Covered Bonds pursuant to the Supplemental Agency Agreement and it is necessary for it to accede to the Master Definitions and Construction Agreement, and (ii) the parties hereto have agreed to further amend the Master Definitions and Construction Agreement pursuant to the terms of this Agreement;

NOW THEREFORE IT IS HEREBY AGREED that in consideration of the mutual covenants and agreements herein set forth, the parties agree as follows:

Article 1 – Amendments

1.01	Amendments

(1)               Article 1 to the Master Definitions and Construction Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical location:

Austraclear means Austraclear Ltd. (ABN 94 002 060 773)

Austraclear Regulations The regulations and related operating procedures established from time to time by Austraclear for the conduct of the Austraclear System

Austraclear System The clearing and settlement system operated by Austraclear

Australian Agent BTA Institutional Services Australia Limited, appointed to act as the paying agent and registrar in respect of the Australian Covered Bonds pursuant to a supplemental agency agreement dated December 4, 2014

Australian Covered Bonds Program Terms The program conditions of the Australian Covered Bonds as specified in Schedule 8 to the Trust Deed

Australian Covered Bonds Terms and Conditions The terms and conditions of the Australian Covered Bonds as specified in Schedule 7 to the Trust Deed

Australian Covered Bonds Each Series of Covered Bonds created and issued pursuant to the Australian Deed Poll

Australian Deed Poll The Deed Poll for Australian Covered Bonds dated as of December 4, 2014 executed by the Issuer

Australian Pricing Supplement A Pricing Supplement prepared in relation to the Australian Covered Bonds of the relevant Tranche or Series

Supplemental Agency Agreement The supplemental agency agreement dated December 4, 2014 and made between the Issuer, the Guarantor and the Australian Agent with respect to the Australian Covered Bonds

(2)               The definitions of “Agency Agreement”, “Average Loan Balance”, “Calculation Agent”, “Business Day, Business Day Convention, Calculation Agent, “Calculation Amount”, “Covered Bonds”, “Final Terms Document”, “Floating Rate Convention”, “Following Business Day Convention”, “Guarantor Acceleration Notice”, “Guarantor Event of Default”, “Interest Period”, “Issuer Acceleration Notice”, “Issuer Acceleration Notice”, “Issuer Event of Default”, “Potential Guarantor Event of Default”, “Potential Issuer Event of Default”, “Principal Amount Outstanding”, “Record Date”, “Registrar”, “Terms and Conditions or Conditions” and “Trust Deed” in Article 1 of the Master Definitions and Construction Agreement are deleted in their entirety and replaced with the following:

Agency Agreement The amended and restated agency agreement dated as of September 24, 2013 and made between the Issuer, the Guarantor, the Bond Trustee and the Agents, as supplemented by the Supplemental Agency Agreement

Average Loan Balance In respect of a Guarantor Calculation Period, the average daily aggregate Outstanding Principal Balance of Loans in the Portfolio during such Guarantor Calculation Period as determined by the Cash Manager and notified to the Guarantor and the Bond Trustee in accordance with the Cash Management Agreement

Business Day In the case of any Covered Bond, the meaning given in Condition 4.5(a) or Condition 4.5(e) of the applicable Terms and Conditions, and in all other cases, a Toronto Business Day

Business Day Convention In respect of a Tranche of Covered Bonds and either the Interest Periods or the Interest Payment Dates, the business day convention specified in the applicable Final Terms Document and determined in accordance with Condition 4.5(b) or Condition 4.5(e) of the applicable Terms and Conditions

Calculation Agent In respect of a Series of Covered Bonds, the Person identified as the Calculation Agent for such Series of Covered Bonds in the applicable Final Terms Document

Calculation Amount The meaning given in the applicable Final Terms Document

Covered Bonds Each covered bond issued or to be issued pursuant to the Program Agreement and which is or is to be constituted under the Trust Deed, or the Australian Deed Poll, as applicable, which covered bond may be represented by a Global Covered Bond or any Definitive Covered Bond and includes any replacements for a Covered Bond issued pursuant to Condition 10 (Replacement of Covered Bonds, Coupons and Talons) of the Terms and Conditions

Final Terms Document The final terms document or (i) in the case of U.S. Registered Covered Bonds, the prospectus supplement relating to each Series (or Tranche, as the case may be) of Covered Bonds, which sets out the final terms for that Tranche or Series,

(ii) in the case of Exempt Covered Bonds, the relevant European Pricing Supplement, or (iii) in the case of Australian Covered Bonds, the relevant Australian Pricing Supplement; and applicable Final Terms Document means, with respect to a Series or Tranche of Covered Bonds or Exempt Covered Bonds, the Final Terms Document, European Pricing Supplement or Australian Pricing Supplement (as the case may be) applicable to such Series or Tranche, as the case may be, and unless the context requires otherwise, any reference to a Final Terms Document or applicable Final Terms Document shall include a reference to the related pricing supplement, European Pricing Supplement or Australian Pricing Supplement, if applicable

Floating Rate Convention The meaning given in Condition 4.5(b)(i) or Condition 4.5(e)(i) of the applicable Terms and Conditions

Following Business Day Convention The meaning given in Condition 4.5(b)(ii) or Condition 4.5(e)(ii) of the applicable Terms and Conditions

Guarantor Acceleration Notice The meaning given in Condition 9.2 (Guarantor Events of Default) of the applicable Terms and Conditions or, in the case of the Australian Covered Bonds, Program Term 3.2 (Guarantor Events of Default) of the Australian Covered Bonds Program Terms

Guarantor Event of Default The meaning given in Condition 9.2 (Guarantor Events of Default) of the applicable Terms and Conditions or, in the case of the Australian Covered Bonds, Program Term 3.2 (Guarantor Events of Default) of the Australian Covered Bonds Program Terms

Interest Period In accordance with Condition 4.5(e) or Condition 4.5(i) of the applicable Terms and Conditions, the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date

Issuer Acceleration Notice The meaning given in Condition 9.1 (Issuer Events of Default) of the applicable Terms and Conditions or, in the case of the Australian Covered Bonds, Program Term 3.1 (Issuer Events of Default) of the Australian Covered Bonds Program Terms

Issuer Event of Default The meaning given in Condition 9.1 (Issuer Events of Default) of the applicable Terms and Conditions or, in the case of the Australian Covered Bonds, Program Term 3.1 (Issuer Events of Default) of the Australian Covered Bonds Program Terms

Potential Guarantor Event of Default The meaning given in Condition 14 (Meetings of Covered Bondholders, Modification, Waiver and Substitution) of the applicable Terms and Conditions or, in the case of the Australian Covered Bonds, Program Term 4 (Meetings of Covered Bondholders, Modification, Waiver and Substitution) of the Australian Covered Bonds Program Terms

Potential Issuer Event of Default The meaning given in Condition 14 (Meetings of Covered Bondholders, Modification, Waiver and Substitution) of the Terms and

Conditions or, in the case of the Australian Covered Bonds, Program Term 4 (Meetings of Covered Bondholders, Modification, Waiver and Substitution) of the Australian Covered Bonds Program Terms

Principal Amount Outstanding In accordance with Condition 4.5(g) or Condition 4.5(j) of the applicable Terms and Conditions, in respect of a Covered Bond on any day, the principal amount of that Covered Bond on the relevant Issue Date thereof less principal amounts received by the relevant Covered Bondholder in respect thereof on or prior to that day

Record Date The meaning given in Condition 5.4 (Payments in respect of Registered Covered Bonds), Condition 5.4 (Payments) or Condition 5 (Payments) of the applicable Terms and Conditions

Registrar The Bank of Nova Scotia, London Branch, The Bank of Nova Scotia - New York Agency and the Australian Agent, in each case as appointed pursuant to the Agency Agreement as a registrar together with any successor appointed from time to time thereunder

Terms and Conditions or Conditions The terms and conditions of the Covered Bonds, as set out in Schedule 1 (Terms and Conditions of the Covered Bonds) and Schedule 7 (Terms and Conditions of the Australian Covered Bonds) to the Trust Deed; provided that any reference herein to the applicable Terms and Conditions shall mean (i) in respect of U.S. Registered Covered Bonds, the Terms and Conditions of U.S. Registered Covered Bonds set forth in Part I of Schedule 1 to the Trust Deed, (ii) in respect of any Covered Bonds other than U.S. Registered Covered Bonds or Australian Covered Bonds, the Terms and Conditions of Covered Bonds other than U.S. Registered Covered Bonds and Australian Covered Bonds set forth in Part II to Schedule 1 of the Trust Deed, and (iii) in respect of Australian Covered Bonds, the Terms and Conditions of the Australian Covered Bonds set forth in Schedule 7 to the Trust Deed

Trust Deed The Second Amended and Restated Trust Deed dated as of November December 2, 2014 between the Issuer, the Guarantor and the Bond Trustee and, in relation to Australian Covered Bonds, as supplemented by the Australian Deed Poll

(3) The definition of “Transaction Documents” in Article 1 of the Master Definitions and Construction Agreement is amended by deleting the word “and” following clause (s) thereof, adding the following clause as a new clause (t), and renumbering the current clause (t) as clause (u):

(t)	the Australian Deed Poll; and

Article 2 – miscellaneous

2.01	Further Assurances

Each of the parties hereto will from time to time execute and deliver all such further documents and instruments and do all acts and things as any of the other parties may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

2.02	Other Amendments

Except as expressly amended, modified and supplemented hereby, the provisions of the Master Definitions and Construction Agreement are and shall remain in full force and effect and shall be read with this Agreement, mutatis mutandis. Where the terms of this Agreement are inconsistent with the terms of the Master Definitions and Construction Agreement (prior to its amendment hereby), the terms of this Agreement shall govern to the extent of such inconsistency.

2.03	Governing Law

This Agreement is governed by and will be construed in accordance with the laws of Ontario and the federal laws of Canada applicable therein.

2.04	Interpretation

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Master Definitions and Construction Agreement (prior to its amendment hereby).

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the day and year first before written.

THE BANK OF NOVA SCOTIA, in its capacity as the Issuer, the Seller, the Servicer, the Cash Manager, the Account Bank, the GDA Provider, the Intercompany Loan Provider, the Interest Rate Swap Provider and the Covered Bond Swap Provider

By:	/s/ Ian A Berry
Name: Ian Berry Title: Managing Director & Head, Funding

THE BANK OF NOVA SCOTIA, LONDON BRANCH, in its capacity as Principal Paying Agent, a Registrar and a Transfer Agent

By:	/s/ Mark Caplan
Name: Mark Caplan Title: Managing Director, Head of Europe

By:	/s/ James Walter
Name: James Walter Title: Director & Head, Fixed Income Legal

SCOTIABANK COVERED BOND GUARANTOR LIMITED PARTNERSHIP by its managing general partner SCOTIABANK COVERED BOND GP INC.

By:	/s/ Christy Bunker
Name: Christy Bunker Title: Vice-President

SCOTIABANK COVERED BOND GP INC., in its capacity as Managing GP

By:	/s/ Christy Bunker
Name: Christy Bunker Title: Vice-President

8429057 CANADA INC., in its capacity as Liquidation GP

By:	/s/ Charles Eric Gauthier
Name: Charles Eric Gauthier Title: Vice-President
By:
Name: Title:

COMPUTERSHARE TRUST COMPANY OF CANADA, in its capacity as Bond Trustee and Custodian

By:	/s/ Sean Pigott
Name: Sean Pigott Title: Corporate Trust Officer

By:	/s/ Ann Samuel
Name: Ann Samuel Title: Associate Trust Officer

THE BANK OF NOVA SCOTIA - NEW YORK AGENCY, in its capacity as a Paying Agent, a Registrar, a Transfer Agent and Exchange Agent

By:	/s/ Hector Jimenez
Name: Hector Jimenez Title: Director, Regional Head of U.S. Operations

KPMG LLP, in its capacity as Cover Pool Monitor

By:	/s/ Abhimanyu Verma
Name: Abhimanyu Verma Title: Partner

BTA INSTITUTIONAL SERVICES AUSTRALIA LIMITED, in its capacity as a Paying Agent and a Registrar

By:	/s/ Andrea Ruver
Name: Andrea Ruver Title: Vice President